SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
OF
PG&E CORPORATION
(As Amended Effective as of June 15, 2005)

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               This is the controlling and definitive statement of the Supplemental Executive Retirement Plan ("PLAN")1/ for ELIGIBLE EMPLOYEES of PG&E Corporation ("CORPORATION"), Pacific Gas and Electric Company ("COMPANY") and such other companies, affiliates, subsidiaries, or associations as the BOARD OF DIRECTORS may designate from time to time. The PLAN is the successor plan to the Supplemental Executive Retirement Plan of the COMPANY. The PLAN as contained herein was first adopted effective January 1, 2005.

ARTICLE I

DEFINITIONS

               1.01 Basic SERP Benefit shall mean the benefit described in Section 2.01.

               1.02 Board or Board of Directors shall mean the BOARD OF DIRECTORS of the CORPORATION or, when appropriate, any committee of the BOARD which has been delegated the authority to take action with respect to the PLAN.

               1.03 Company shall mean the Pacific Gas and Electric Company, a California corporation.

               1.04 Corporation shall mean PG&E Corporation, a California corporation.

               1.05 Eligible Employee shall mean (1) employees of the COMPANY (or, with respect to the CORPORATION and PG&E Corporation Support Services, Inc., employees who were transferred to the CORPORATION or PG&E Corporation Support Services, Inc., from the COMPANY), (2) who are officers in Officer Bands I-V, and (3) such other employees of the COMPANY, the CORPORATION, PG&E Corporation Support Services, Inc. or such other companies, affiliates, subsidiaries, or associations, as may be designated by the Chief Executive Officer of the CORPORATION. ELIGIBLE EMPLOYEES shall not include employees who retired prior to January 1, 2005, or whose employment relationship with any of the PARTICIPATING EMPLOYERS was otherwise terminated prior to January 1, 2005.

               1.06 STIP Payment shall mean amounts received by an ELIGIBLE EMPLOYEE under the Short-Term Incentive Plan maintained by the CORPORATION.
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1/ Words in all capitals are defined in Article I.

               1.07 Participating Employer shall mean the COMPANY, the CORPORATION, PG&E Corporation Support Services, Inc., and any other companies, affiliates, subsidiaries or associations designated by the Chief Executive Officer of the CORPORATION.

               1.08 Plan shall mean the Supplemental Executive Retirement Plan ("SERP") as set forth herein and as may be amended from time to time.

               1.09 Plan Administrator shall mean the Employee Benefit Committee or such individual or individuals as that Committee may appoint to handle the day-to-day affairs of the PLAN.

               1.10 Retirement Plan shall mean the Pacific Gas and Electric Company Retirement Plan for Management Employees.

               1.11 Salary shall mean the base salary received by an ELIGIBLE EMPLOYEE. SALARY shall not include amounts received by an employee after such employee ceases to be an ELIGIBLE EMPLOYEE. For purposes of calculating benefits under the PLAN, SALARY shall not be reduced to reflect amounts that have been deferred under the PG&E Corporation Supplemental Retirement Savings Plan.

               1.12 Service shall mean "credited service" as that term is defined in the RETIREMENT PLAN or, if the Nominating and Compensation Committee of the BOARD OF DIRECTORS has granted an adjusted service date for an ELIGIBLE EMPLOYEE, "credited service" as calculated from such adjusted service date. In no event, however, shall SERVICE include periods of time after which an officer has ceased to be an ELIGIBLE EMPLOYEE.

ARTICLE II

SERP BENEFITS

               2.01 The BASIC SERP BENEFIT payable from the PLAN shall be a monthly annuity commencing on the later of the first of the seventh (7th) month following the month in which the ELIGIBLE EMPLOYEE ceases to be an employee of the PARTICIPATING EMPLOYER or the first of the month following the ELIGIBLE EMPLOYEE's 55th birthday. The monthly amount of the BASIC SERP BENEFIT shall be equal to the product of:

               1.7% x the average of three highest calendar years' combination of SALARY and STIP PAYMENT for the last ten years of SERVICE x SERVICE x 1/12.

               In computing a year's combination of SALARY and STIP PAYMENT, the year's amount shall be the sum of the SALARY and STIP PAYMENT, if any, paid or payable in the same calendar year. If an ELIGIBLE EMPLOYEE has fewer than three years' SALARY, the average shall be the combination of SALARY and STIP PAYMENT for such shorter time, divided by the number of years and partial years during which such employee was an ELIGIBLE EMPLOYEE.

               The BASIC SERP BENEFIT is further reduced by any amounts paid or payable from the RETIREMENT PLAN, calculated before adjustments for marital or joint pension option elections.

               2.02 For ELIGIBLE EMPLOYEES of the PARTICIPATING EMPLOYERS, who transfer from any of said companies to another subsidiary or affiliate, the principles of Section 10 of the RETIREMENT PLAN shall govern the calculation of benefits under this PLAN. An ELIGIBLE EMPLOYEE who ceases to be an employee of a PARTICIPATING EMPLOYER and who is also not employed by any of the CORPORATION's subsidiaries, affiliates, or related associations shall be entitled to receive a benefit payable from the PLAN at any time after his 55th birthday. The amount of the benefit payable shall be reduced by the appropriate age and service factors contained in the RETIREMENT PLAN applicable to such employee. For such calculations, the service factor shall be SERVICE as defined in the PLAN.

               In computing amounts payable from the RETIREMENT PLAN as an offset to the benefit payable from this PLAN, the RETIREMENT PLAN benefit shall be calculated as though the ELIGIBLE EMPLOYEE elected to receive a pension from the RETIREMENT PLAN commencing on the same date as benefits from this PLAN.

               2.03 An ELIGIBLE EMPLOYEE may elect to have his BASIC SERP BENEFIT paid in any one of the following forms:

               a.  BASIC SERP BENEFIT, or a reduced BASIC SERP BENEFIT as calculated under Section 2.02, paid as a monthly annuity for the life of the ELIGIBLE EMPLOYEE with no survivor's benefit.

               b.  A monthly annuity payable for the life of the ELIGIBLE EMPLOYEE with a survivor's option payable to the ELIGIBLE EMPLOYEE's joint annuitant beginning on the first of the month following the ELIGIBLE EMPLOYEE'S death. The factors to be applied to reduce the BASIC SERP BENEFIT to provide for a survivor's benefit shall be the factors which are contained in the RETIREMENT PLAN and which are appropriate given the type of joint pension elected and the ages and marital status of the joint annuitants.

               2.04 Annuities payable to an ELIGIBLE EMPLOYEE who is receiving a (i) BASIC SERP BENEFIT, (ii) a BASIC SERP BENEFIT reduced to provide a survivor's benefit to a joint annuitant, or (iii) a joint annuitant who is receiving a survivor's benefit shall be decreased by any additional amounts which can be paid from the RETIREMENT PLAN where such additional amounts are due to increases in the limits placed on benefits payable from qualified pension plans under Section 4l5 of the Internal Revenue Code. The amount of any such decrease shall be adjusted to reflect the type of pension elected by an ELIGIBLE EMPLOYEE under the RETIREMENT PLAN and this PLAN.

ARTICLE III

DEATH BENEFITS

               3.01 In the event that an ELIGIBLE EMPLOYEE who has accrued a benefit under this PLAN dies prior to the date that a BASIC SERP BENEFIT would otherwise commence and the ELIGIBLE EMPLOYEE is married at the time of the ELIGIBLE EMPLOYEE's death, the PLAN ADMINISTRATOR shall pay a spouse's benefit to the ELIGIBLE EMPLOYEE's surviving spouse:

               a. If the sum of the age and SERVICE of the ELIGIBLE EMPLOYEE at the time of death equaled 70 (69.5 or more is rounded to 70) or if the ELIGIBLE EMPLOYEE was age 55 at the time of death, the spouse's benefit shall be a monthly annuity commencing on the first of the month following the month in which the ELIGIBLE EMPLOYEE dies and shall be payable for the life of the surviving spouse. The amount of the monthly benefit shall be one-half of the monthly BASIC SERP BENEFIT that would have been paid to the ELIGIBLE EMPLOYEE calculated:

                              1) as if he had elected to receive a BASIC SERP BENEFIT, without survivor's option;

                              2) the monthly annuity starting date was the first of the month following the month in which the ELIGIBLE EMPLOYEE died; and

                              3) without the application of early retirement reduction factors.

               b. If the ELIGIBLE EMPLOYEE is less than 55 years of age or had fewer than 70 points (as calculated under Section 3.01(a)) at the time of death, the surviving spouse will be entitled to receive a monthly annuity commencing on the first of the month following the month in which the ELIGIBLE EMPLOYEE would have become age 55 if he had survived. The amount of the monthly annuity payable to the surviving spouse shall be equal to the BASIC SERP BENEFIT converted to a marital joint annuity providing for a 50 percent survivor's benefit, calculated as if: 1) the ELIGIBLE EMPLOYEE had terminated employment at the date of death, 2) had lived until age 55, 3) had begun to receive PENSION payments, and 4) had subsequently died.

               c. If a former ELIGIBLE EMPLOYEE was age 55 or older at the time of his death and not yet receiving a SERP BENEFIT under the PLAN, the surviving spouse will be entitled to receive a monthly annuity in an amount equal to the BASIC SERP BENEFIT converted to a marital joint annuity providing for a 50 percent survivor's benefit, calculated as if the former ELIGIBLE EMPLOYEE had begun receiving the converted SERP BENEFIT immediately prior to his death.

               d. If a former ELIGIBLE EMPLOYEE was younger than age 55 or had fewer than 70 points (as calculated under Section 3.01(a)) at the time of his death, the surviving spouse will be entitled to receive a monthly annuity in an amount equal to the BASIC SERP BENEFIT converted to a marital joint annuity providing for a 50 percent survivor's benefit, calculated as if: 1) the former ELIGIBLE EMPLOYEE had survived until age 55, 2) had begun receiving the converted SERP BENEFIT, and 3) had subsequently died.

               3.02 A surviving spouse who is entitled to receive a spouse's benefit under Section 3.01 shall not be entitled to receive any other benefit under the PLAN.

ARTICLE IV

ADMINISTRATIVE PROVISIONS

               4.01 Administration. The PLAN shall be administered by the Senior Human Resources Officer of the CORPORATION ("PLAN ADMINISTRATOR"), who shall have the authority to interpret the PLAN and make and revise such rules as he or she deems appropriate. The PLAN ADMINISTRATOR shall have the duty and responsibility of maintaining records, making the requisite calculations, and disbursing payments hereunder. The PLAN ADMINISTRATOR's interpretations, determinations, rules, and calculations shall be final and binding on all persons and parties concerned.

               4.02 Amendment and Termination. The CORPORATION may amend or terminate the PLAN at any time, provided, however, that no such amendment or termination shall adversely affect an accrued benefit which an ELIGIBLE EMPLOYEE has earned prior to the date of such amendment or termination, nor shall any amendment or termination adversely affect a benefit which is being provided to an ELIGIBLE EMPLOYEE, surviving spouse, joint annuitant, or beneficiary under Article II or Article III on the date of such amendment or termination. Anything in this Section 4.02 to the contrary notwithstanding, the CORPORATION may reduce or terminate any benefit to which an ELIGIBLE EMPLOYEE, surviving spouse or joint annuitant, is or may become entitled provided that such ELIGIBLE EMPLOYEE, surviving spouse or joint annuitant is or becomes entitled to an amount equal to such benefit under another plan, practice, or arrangement of the CORPORATION.

               4.03 Nonassignability of Benefits. Except to the extent otherwise directed by a domestic relations order that the Plan Administrator determines is a Qualified Domestic Relations Order under Section 401(a)(12) of the Internal Revenue Code, the benefits payable under this PLAN or the right to receive future benefits under this PLAN may not be anticipated, alienated, pledged, encumbered, or subject to any charge or legal process, and if any attempt is made to do so, or a person eligible for any benefits becomes bankrupt, the interest under the PLAN of the person affected may be terminated by the PLAN ADMINISTRATOR which, in its sole discretion, may cause the same to be held if applied for the benefit of one or more of the dependents of such person or make any other disposition of such benefits that it deems appropriate.

               4.04 Nonguarantee of Employment. Nothing contained in this PLAN shall be construed as a contract of employment between a PARTICPATING EMPLOYER and the ELIGIBLE EMPLOYEE, or as a right of the ELIGIBLE EMPLOYEE to be continued in the employ of a PARTICIPATING EMPLOYER, to remain as an officer of a PARTICIPATING EMPLOYER, or as a limitation on the right of a PARTICIPATING EMPLOYER to discharge any of its employees, with or without cause.

               4.05 Apportionment of Costs. The costs of the PLAN may be equitably apportioned by the PLAN ADMINISTRATOR among the PARTICIPATING EMPLOYERS. Each PARTICIPATING EMPLOYER shall be responsible for making benefit payments pursuant to the PLAN on behalf of its ELIGIBLE EMPLOYEES or for reimbursing the CORPORATION for the cost of such payments, as determined by the CORPORATION in its sole discretion. In the event the respective PARTICIPATING EMPLOYER fails to make such payment or reimbursement, and the CORPORATION does not exercise its discretion to make the contribution on such PARTICIPATING EMPLOYER's behalf, future benefit accruals of the ELIGIBLE EMPLOYEES of that PARTICIPATING EMPLOYER shall be suspended. If at some future date, the PARTICIPATING EMPLOYER makes all past-due contributions, plus interest at a rate determined by the PLAN ADMINISTRATOR in his or her sole discretion, the benefit accrual of its ELIGIBLE EMPLOYEES will be recognized for the period of the suspension.

               4.06 Benefits Unfunded and Unsecured. The benefits under this PLAN are unfunded, and the interest under this PLAN of any ELIGIBLE EMPLOYEE and such ELIGIBLE EMPLOYEE's right to receive a distribution of benefits under this PLAN shall be an unsecured claim against the general assets of the CORPORATION.

               4.07 Applicable Law. All questions pertaining to the construction, validity, and effect of the PLAN shall be determined in accordance with the laws of the United States, and to the extent not preempted by such laws, by the laws of the State of California.

               4.08 Satisfaction of Claims. Notwithstanding Section 4.05 or any other provision of the PLAN, the CORPORATION may at any time satisfy its obligations (either on a before-tax or after-tax basis) for any benefits accrued under the PLAN by the purchase from an insurance company of an annuity contract on behalf of an ELIGIBLE EMPLOYEE. Such purchase shall be in the sole discretion of the CORPORATION and shall be subject to the ELIGIBLE EMPLOYEE'S acknowledgement that the CORPORATION's obligations to provide benefits hereunder have been discharged, without regard to the payments ultimately made under the contract. In the event of a purchase pursuant to this Section 4.07, the CORPORATION may in its sole discretion make payments to or on behalf of an ELIGIBLE EMPLOYEE to defray the cost to such ELIGIBLE EMPLOYEE of any personal income tax in connection with the purchase.